UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

992 Old Eagle School Road, Suite 909
Wayne, PA 19087
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones, Esq.
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On October 9, 2015, Richard Fitzgerald notified TechPrecision Corporation (the “Company”) of his resignation as Chief Financial Officer of the Company, effective October 23, 2015.  Mr. Fitzgerald tendered his resignation in order to accept a new position and not due to any disagreement between Mr. Fitzgerald and the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Fitzgerald will continue to be employed by the Company through October 23, 2015 to ensure an orderly transition. Mr. Fitzgerald joined the Company in March 2009 as Chief Financial Officer.  The Company’s Board of Directors and management are developing a transition plan relative to the finance function and Chief Financial Officer position and intend to adopt and announce the Company’s transition plan in the near term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2015	By:	/s/ Alexander Shen
	Name:	Alexander Shen
	Title:	Chief Executive Officer